Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the financial statements of Applied Industrial Technologies, Inc. and the effectiveness of Applied Industrial Technologies, Inc.’s internal control over financial reporting dated August 17, 2011, appearing in the Annual Report on Form 10-K of Applied Industrial Technologies, Inc. for the year ended June 30, 2011.

/s/ Deloitte & Touche LLP

Cleveland, Ohio

February 3, 2012